AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1998

                                                      Registration No. 333-42595


                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 4
                                      FORM SB-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 EIP MICROWAVE, INC.
                    (Name of small business issuer in its charter)


          DELAWARE                        3825                    95-2148645

  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                  4500 Campus Drive
                                      Suite 219
                           Newport Beach, California  92660
                                     714-851-3177
                           (Address and telephone number of
                             principal executive offices)

                                1745 McCandless Drive
                             Milpitas, California  95035
                                     408-945-1477
                       (Address of principal place of business)

                                  J. Bradford Bishop
                                1745 McCandless Drive
                             Milpitas, California  95035
                                     408-945-1477
              (Name, address and telephone number of agent for service)

                                      Copies to:
                              Michael E. Johnson, Esq.,
                         Bainbridge Group, A Law Corporation
                          18301 Von Karman Avenue, Suite 410
                              Irvine, California  92612
                                     714-442-6600

     EIP Microwave, Inc. (the "Registrant") filed, and the Securities and Exchange Commission declared effective, Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 (Registration No. 333-42595) on March 3, 1998 pertaining to the Registrant's Rights Offering. The Registrant's Rights Offering expired on March 20, 1998 at 5:00 P.M., California Time. Pursuant to the Rights Offering, a total of 5,948,698 shares of Common Stock of the Registrant ("Shares") were offered to stockholders of record. Upon expiration of the Rights Offering, a total of 146,474 Shares remained unsold. Pursuant to the undertaking of Registrant in accordance with Item 512(a)(3) of Regulation S-B, Registrant hereby removes from registration under the Securities Act of 1933, as amended, the 146,474 Shares covered by this Registration Statement and the related Prospectus which were unsold upon the expiration of the Rights Offering.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 1st day of April, 1998.*


                              EIP MICROWAVE, INC.


                              By:  /s/ J. Bradford Bishop
                                   -----------------------------------
                                        J. Bradford Bishop
                                        Chairman and Chief Executive Officer


*Executed in accordance with the provisions of Rule 478(a).